Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

OF SUNCOKE ENERGY PARTNERS GP LLC

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report on Form 10-K of SunCoke Energy Partners, L.P. for the fiscal year ended December 31, 2012, I, Frederick A. Henderson, Chief Executive Officer and Chairman of SunCoke Energy Partners GP LLC, the general partner of SunCoke Energy Partners, L.P., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	This Annual Report on Form 10-K for the fiscal year ended December 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Annual Report on Form 10-K for the fiscal year ended December 31, 2012 fairly presents, in all material respects, the financial condition and results of operations of SunCoke Energy Partners, L.P., for the periods presented therein.

/s/ Frederick A. Henderson
Frederick A. Henderson Chief Executive Officer and Chairman February 22, 2013